English translation of the Amended and Restated By-Laws (Estatutos) of BBVA Banco Francés S.A.	Exhibit 1.2

“TITLE I – Corporate Name – Duration and Object – SECTION 1: Corporate Name and Domicile. The corporation originally incorporated as “Banco Francés S.A.” will continue to operate under the name “BBVA BANCO FRANCES S.A.”. The corporation has legal domicile in jurisdiction of the city of Buenos Aires, and special domiciles at the branches now in existence or to be created in the future, both in the Republic of Argentina and abroad, according to the legislation applicable to financial entities. BBVA BANCO FRANCES S.A. is a “corporation which has not adhered to the optional Statutory System of compulsory acquisition of public offer”, as per article 24 of Decree 677/2001”. SECTION 2: Duration. The term of duration of the corporation is until 31 December 2080. This term may be extended by the Special Shareholders’ Meeting. SECTION 3: Object.  “BBVA Banco Francés S.A.” is a stock corporation whose object in terms of the legislation in force for financial entities is to conduct, within or without the country, the transactions pertaining to a commercial bank, operating as intermediary between the demand and public offer of financial resources. Its authorized transactions are: a) to receive deposits at sight and at a term; b) to grant short-term credits payable in full and other redeemable loans; c) to discount, purchase and sell bills of exchange, promissory notes, pledges, checks, drafts and other negotiable instruments; d) to grant guarantees, bonds or other forms of collateral; accept bills of exchange, drafts and other orders of payment, transfer funds and issue and accept letters of credit; e) to grant advances on credits arising from sales, acquire them and undertake the risks resulting therefrom, take steps to collect them and offer technical and administrative assistance; f) to invest in public securities; g) to make temporary investments that can be easily settled; h) to invest in new stock or securities issues, in compliance with such regulations as may be set forth to that effect; i) to accept securities in custody and provide other services which may arise therefrom; j) to manage, on behalf of third parties, the purchase and sale of securities, and act as paying agent in relation to dividends, redemption and interest; engage in brokerage activities in the over-the-counter securities market; k) to perform foreign exchange transactions; l) to comply with agencies related to its operations; m) to receive deposits of participation in mortgage loans and in special accounts; n) to issue mortgage bonds; o) to grant loans for the acquisition, construction, enlargement, reform, repair, improvement and maintenance of urban or rural real estate, and for the substitution of mortgages taken up for the same purpose; p) to receive foreign loans and act as intermediary in local or foreign currency-denominated loans; q) to issue corporate bonds and r) to carry out such lending, borrowing and service-related operations as are not forbidden under the Law of Financial Entities. To this effect, the Bank has full legal power to acquire rights, undertake obligations and perform such obligations as are not forbidden by law or by these By-laws. TITLE II – Capital Stock – Shares. SECTION 4 – Capital Stock. In compliance with applicable regulations, the Bank’s financial statements shall include its capital stock and the evolution thereof for the last three fiscal years. In compliance with the provisions in force, the Bank’s capital stock may be evidenced by bearer or registered shares of common stock, endorsable or non-endorsable, in book-entry or registered form, par value $ 1 (one peso) per share and entitled to one vote each. SECTION 5 – Capital Increases. The Bank’s capital stock may be increased by resolution adopted at a Regular Shareholders’ Meeting, in compliance with the provisions set forth in Section 188, Part II of the Argentine Law of Corporations, be it through the issue of shares of common stock, preferred shares and/or non-voting stock. Preferred shares shall be entitled to preferred dividends, whether cumulative or not, according to their conditions of issue. Such stock may also participate in net and accrued profits; they may or may not have preference in the reimbursement of capital upon liquidation of the Bank and are not entitled to vote, other than under the provisions set forth in Section 217 of the Argentine Law of Corporations. Non-voting stock has no voting rights, and shall rank senior to shares of common stock for the reimbursement of their par value in the event of liquidation. Any Shareholders’ Meeting resolving the aforementioned capital increase shall provide for the characteristics of the shares to be issued, as well as other placement conditions and payment terms. New shares may be issued only after all previous shares have been subscribed. SECTION 6 –Subscription of Shares. Shares of common stock grant shareholders thereof a pre-emptive right to subscribe new shares, pro rata of their relevant interest. Such shares also grant accrual rights in proportion to the shares subscribed on each occasion. The offering, term and conditions to exercise such option right shall abide by the provisions set forth in Section 194 of the Argentine Law of Corporations. SECTION 7 – Arrears in Payment. Arrears in paying off the shares subscribed shall arise from the mere expiration of the term therefor and, should there be no term, the payment shall become due as of the date of registration of such capital increase. Shareholder may not exercise any rights related to the shares for which they are in arrears. Should that be the case, the Board of Directors is hereby empowered to provide for the sale of temporary share certificates through a stockbroker. If, in the Board’s opinion, such sale is not deemed possible or advisable, it may provide for the termination of the delinquent shareholder’s certificate, upon prior demand of payment within a term not exceeding ten calendar days, after which the shareholder shall not be entitled to reimbursement of any sums already paid. SECTION 8 – Voting Stock – Transfer. Voting stock shall be issued in nominative form, endorsable or not, or in book-entry form. The transfer of registered or book-entry shares and any security interest thereon shall be notified in writing to the Bank or to the institution keeping the shares register book, or else be registered in the relevant book or account. Such transfer shall become enforceable upon the Bank and third parties as of registration thereof. SECTION 9 – Shares – Formalities – Annotations. Shares and temporary certificates shall comply with the formalities and annotations set forth in Section 211 of Law 19,550 (Argentine Law of Corporations). Share certificates evidencing more than one share may be issued. Share certificates and the shares represented thereby shall be sequentially numbered and include the autograph signature of a Director and a Statutory Auditor, or a facsimile copy thereof, in compliance with the provisions set forth in Section 212 of the Argentine Law of Corporations, as amended. TITLE III – Management and Representation. SECTION 10 – Management and Representation. The business of the corporation shall be managed by a Board of Directors consisting of a minimum of three and a maximum of nine members as may be set forth by the General Annual Shareholders’ Meeting on each occasion. Regular Directors (except for the case described below) are appointed to office for three years and will be renewed by thirds (or fraction of not less than three) on each occasion. The Shareholders’ Meeting may also appoint an equal or lesser number of Alternate Directors. Alternate Directors are also appointed for a term of three fiscal years, subject to the same rules as for Regular Directors. Both the Regular and Alternate Directors may be reelected indefinitely. Directors shall remain in their positions until their replacements are elected. In the event that the Board should have no quorum of Regular Directors for whatever cause, Alternate Directors may act as Regular Directors without this requiring a resolution of the Board. In the event of final termination of his position as Regular Director, the Alternate Director replacing him will remain in charge until the next Regular Shareholders’ Meeting, which must then decide whether it will ratify the Alternate Director to complete the period of the ceasing Regular Director or it will appoint to that effect another Regular Director, whose term of office shall coincide with the remainder of the ceasing Regular Director’s term. In the event of a vacancy in the Board of Directors, the Supervisory Committee shall appoint the Directors required for the body’s normal operation. The Board of Directors may appoint a General Manager, who may or may not be a Director, who may indistinctly adopt the denomination of “General Manager” and/or “Executive President” and who may be vested with executive management functions pursuant to Section 270 of Law 19,550 of Corporations. Temporary Provision. In order to comply with the requirements set forth in this Section concerning the filling of vacant positions in the Board of Directors during the Ordinary Shareholders’ Meeting to be held in 2013, which must discuss the renewal of positions or the appointment of alternate members for three Regular Directors, whose mandate expires on 31 December 2012 (or, as the case may be, for their respective replacements should they definitively cease in their positions before expiration of their term of office), it will be possible only on this very occasion to renew their positions and/or appoint their alternate members for a term of less than three fiscal years (instead of the three-year period set forth in this Section. Further to the above, if any Shareholders’ Meetings should decide to increase the number of Regular Directors to a number of less than three, for the sole purpose of complying with the provisions of this Section, it will then be possible only on such very occasion to determine that the term of office of said Directors will be less than three years, so as to make the first expiration of their mandates coincide with the earliest expiration of mandates of other members of the Board, except in the event that such Shareholders’ Meeting must also discuss the renewal of position or replacement of directors whose mandate has expired, and the number of vacancies to be filled on such occasion, together with the amount of new members of the Board, were three or more.

 SECTION 11 – Directors – Performance Guarantee. As guarantee for their performance, Directors shall pledge to the corporation, during their term of office, public bonds or securities, or cash amounts in national or foreign currency, or bonds or banking guarantees or bond or civil liability insurance for an amount of A$ 10,000 (ten thousand Argentine pesos) as a minimum. They must also establish special domiciles in Argentina. SECTION 12 – Board Authorities. At their first Board Meeting, Directors shall appoint a Chairman, as well as a First and a Second Vice-Chairman. The First or Second Vice-Chairman shall substitute the Chairman in case of resignation, absence or incapacity. Notwithstanding the foregoing, the Second Vice-Chairman shall substitute the Chairman in case of resignation, absence or incapacity of the First Vice-Chairman. SECTION 13. Board Meetings. The Board shall meet at least once a month, with the attendance of at least an absolute majority of its members. Resolutions shall be adopted by the affirmative vote of a majority of votes present, the Chairman or anybody replacing him having a casting vote in case of a tie. Without prejudice to the regular monthly meetings, any member of the Board may request a special meeting. In such case the Chairman shall duly convene the Meeting for a day within five days of receiving such request. Otherwise the meeting may be convened by any Board member. The call for the meeting shall include the relevant Agenda. Resolutions taken at Board meetings shall be registered in a Minutes Book to be signed by all Directors and Statutory Auditors present. MEETINGS BY VIDEO-CONFERENCE. The Board of Directors may function with its members present or in mutual communication by video-conference or by any other means for the simultaneous transmission of sound or images. Determining the quorum shall take into account the directors present as well as those participating at a distance by any of the above-mentioned technological means, from anywhere inside or outside the country. The minutes for the meeting held with members participating at a distance will be written and signed within five days after the date it was held by those directors present and by the representative of the Supervisory Committee. Those directors who participated at a distance may sign the minutes, without their omission to do so affecting the validity of the meeting or the resolutions adopted therein. The minutes shall contain the statements of the directors present and of those who participated at a distance, as well as their votes in connection with every resolution adopted. The Supervisory Committee, through its representative at the Board meeting, shall register in the minutes the names of those directors participating at a distance, as well as the regular nature of the decisions adopted. SECTION 14 – Representation of Directors. Should a quorum be present as set forth in the preceding Section, those Directors not present at the meeting may vote by proxy, to which effect they will grant another Director special power of attorney. Such Directors shall have the same responsibilities as the Directors present. SECTION 15 – Board Powers. The Board of Directors shall have full powers and authority to manage the Bank and dispose of corporate property, including that for which a special power is required in compliance with Section 1881 of the Argentine Civil Code and Section 9 of Decree-Law 5965/63. Therefore the Board may, on behalf of the Bank, perform any legal action conducive to comply with the Bank’s corporate purpose including, but not limited to, the following powers: a) to manage and administer the Bank’s business; b) to act as the Bank’s legal representative through the Chairman or any substitute thereof; c) to appoint and remove managers and deputy managers, and resolve any personnel and administrative matter, and issue such rules and regulations as it mat deem appropriate; d) to open or close branches or any other kind of office, whether in Argentina or abroad; e) to grant general or special powers of attorney, with or without substitution clause, and revoke the same; f) to represent the Bank in any legal dispute, with powers to settle such disputes, submit them to arbitration and waive the right of appeal; g) to sell, purchase and exchange real and personal property, to enter into lease agreements, to collect and receive any amount due to the Bank; h) to perform transactions with the Argentine Central Bank, the Banco de la Nación Argentina, the Banco Nacional de Desarrollo, the Banco Hipotecario Nacional, the Banco de la Provincia de Buenos Aires and any other government-run or private domestic or foreign financial institution; i) to accept agencies, representations and commissions; j) to grant guarantees, bonds and sureties; k) to convene Regular and Special Shareholders’ Meetings in those cases set forth by legislation in force; l) to submit to the Regular Shareholder’s Meeting, on an annual basis, the financial statements for that fiscal year and any other management action taken; SECTION 16 – Legal Representation. The Chairman of the Board or, in case of resignation, absence or incapacity thereof, the First Vice-Chairman or the Second Vice-Chairman, or any two Directors appointed by the Board shall be the Bank’s representatives. The Bank may appoint one or more attorneys-in-fact to give testimony in court. SECTION 17 – Directors’ Fees. The Board shall receive an annual fee to be set forth by the Shareholders’ Meeting, with such restrictions as established in Section 261 of the Argentine Law of Corporations. SECTION 18– Special Roles – Technical/Administrative Duties. Whenever the performance of special roles or of technical/administrative duties by one or more Directors as a result of insufficiency or non-existence of income should impose the need to exceed the restrictions set forth in Section 261 of the Argentine Law of Corporations, such remuneration in excess shall only be payable if expressly approved by the Shareholders’ Meeting, to which effect the issue must be included as an item of the Agenda. TITLE IV – Supervision. SECTION 19– Supervisory Committee. The Bank shall be supervised by three Regular Statutory Auditors to be appointed on an annual basis by the Regular Shareholders’ Meeting, and an equal number of Alternate Statutory Auditors, to hold office for identical term. Their remuneration shall be determined by the Shareholders’ Meeting. SECTION 20 – Powers and Duties. The Members of the Supervisory Committee will be entrusted with such powers and duties as set forth in the Argentine Law of Corporations and, more specifically, their powers will include: 1) to supervise the corporation’s  management, to which effect it shall examine the Bank’s documents and books at least quarterly and whenever it may deem it convenient; 2) to monitor at the same intervals the Bank’s cash and securities, as well as any debt securities and their performance; likewise, it may request the preparation of trial balance-sheets; 3) to attend with voice but without a vote, if asked to do so, any Board, Executive Committee or Shareholders’ Meeting; 4) to monitor the deposit and permanence of the Directors’ performance guarantee, and take steps to correct any irregularity; 5) to submit to the Regular Shareholders’ Meeting a written and documented report on the Bank’s business and financial condition, and give an opinion on the annual report, inventory, balance-sheet and statement of income; 6) to furnish shareholders representing at least two percent of the capital stock, at any time they may so request in writing, with such information as they may request on issues falling within the jurisdiction of the Supervisory Committee; 7) to convene a Special Shareholders' Meeting whenever deemed convenient, and a Regular or Special Shareholders' Meetings in case the Board fails to do so; 8) to cause any pertinent item to be included in the Agenda for any meeting; 9) to ensure compliance by corporate bodies with any law, statute, regulation or Shareholders' Meeting decision; 10) to supervise the corporation’s liquidation; 11) to investigate any complaint filed in writing by shareholders representing at least 2% of the Bank’s capital stock, to verbally report thereon at a Shareholders' Meeting and to make such comments and recommendations thereon as it may deem appropriate. To immediately convene a Shareholders' Meeting to make a decision thereon whenever, in its opinion, the Board fails to deal with the issue under investigation as properly as required, and it is therefore necessary to make a prompt decision. The members of the Supervisory Committee may individually exercise their right to administrative information and investigation. SECTION 21 – Meetings and Resolutions. The Supervisory Committee shall meet at least once every quarter, and may also hold special meetings upon request from any of its members, or upon an express request of the Board. The Supervisory Committee shall hold meetings and make decisions with the attendance and the affirmative vote of at least two of its members. Any resolution adopted shall be entered in a Minutes Book kept to that effect. TITLE V – Shareholders’ Meetings. SECTION 22 – Notice. Regular and Special Shareholders' Meetings shall be agreed upon by the Board of Directors or by the Supervisory Committee in such instances as set forth by law, or whenever they may deem it necessary, or upon request by shareholders representing at least 5% of the Bank’s capital stock, in compliance with the provisions of Section 236 of the Argentine Law of Corporations. SECTION 23 – Publication. Shareholders' Meetings shall be convened by publication of the notice for five days, at least ten and not more than thirty days before the date of the Meeting, in the Official Bulletin and in one Argentine newspaper of large circulation. The notice shall include the nature of the

Meeting as well as the date, time and venue therefor, the Agenda and any special requirements set forth herein to be observed by the Shareholders. SECTION 24 – Meetings on Second Call. In case of adjournment of a Regular Shareholders' Meeting, the Meeting on second call may be held on the same date, at least one hour after the time set for the meeting on first call, in compliance with Section 237 second paragraph of the Argentine Law of Corporations. In case of adjournment of a Special Shareholders' Meeting, the Meeting on second call shall be held within the following 30 days, and the notice therefor shall be published for three days at least eight days before the date set therefor. SECTION 25 – Attendance and Representation. In order to attend and vote at any Shareholders' Meeting, shareholders shall deposit with the Bank their shares or a share certificate or record of account representing book-entry shares, as the case may be, issued by a bank, a securities depository or any other authorized institution, to be entered in the Book of Attendance at least three (3) business days before the date of the Meeting. Holders of registered or book-entry shares, record of which is kept by the Bank, shall only be required to notify the Bank to enter their names in the Book of Attendance at least three (3) business days before the date of the Meeting. The corporation shall furnish such shareholders with certificates authorizing them to attend the Meeting. Shareholders may be represented at meetings by power-of-attorney or proxy prepared in public or private instrument. In the latter case, the principal’s signature shall be certified by a court, notary public or bank. Directors, Statutory Auditors, Managers or other employees of the Bank may not be agents. SECTION 26 – Quorum and Decisions. Shareholders’ Meetings shall be chaired by the Chairman of the Board or any substitute thereof, or by the person appointed by the Shareholders' Meeting to that effect. A quorum shall be present at any Regular Shareholders' Meeting on first call upon the attendance of shareholders representing a majority of the voting stock. On second call, there shall be quorum with the attendance of any number of shareholders present. A quorum shall be present at any Special Shareholders' Meeting on first call upon the attendance of shareholders representing sixty percent of the voting stock. Shareholders representing thirty percent of the bank’s voting stock shall form a quorum at a Special Shareholders' Meeting on second call. In any case, resolutions shall be adopted by an absolute majority of the votes present which may be cast on such resolutions. SECTION 27 – Adjournment. Shareholders’ Meetings may be adjourned once, and the adjourned meeting shall be held within the following thirty days, no new call being required. Only those shareholders who comply with the provisions of Section 26 hereof may be present at such meeting. Separate minutes shall be kept for each meeting. SECTION 28 – Minutes of Shareholders' Meetings. Minutes shall be taken of all discussions held at Shareholders' Meetings, to be entered in a special book. All Minutes must be signed by the Chairman and any two shareholders appointed by the Meeting to this effect within five days thereof. Such Minutes shall include a summary of all opinions given therein, the voting method and the outcome thereof, and a full statement of all decisions made. TITLE VI – Fiscal Year. SECTION 29 – Commencement and End. As from (and including) 1 January 1999, the Bank’s fiscal year shall commence on 1 January of each year and close on 31 December of that same year. Financial statements shall be prepared as of such date in compliance with current provisions and technical rules. The Shareholders' Meeting may modify the closing date, and this resolution shall be registered with the Public Registry of Commerce, and reported to controlling authorities. Net and accrued profits shall be allocated as follows: a) a percentage to be determined in compliance with legal provisions in force for financial entities, shall be allocated to the Legal Reserve Fund; b) an amount to be allocated by the Shareholders' Meeting, to pay the remuneration of Directors and members of the Supervisory Committee; c) to pay dividends on preferred shares, any dividend still unpaid ranking senior to such shares; d) an amount to be determined by the Shareholders' Meeting, up to a maximum of 1%, to the Fund of Assistance to Bank employees and their dependents, or for any other purpose related to the Bank’s personnel and determined by the Board of Directors; e) the remainder, whether in whole or in part, to additional participation by preferred shares and to dividends on shares of common stock, or to additional reserve o contingency funds, or to new account, or to any such use as the Meeting may determine. Dividends shall be paid pro rata of the relevant pay-offs in such terms as may be set forth by the controlling authorities. Dividends in cash or in shares not collected or claimed within three years counted as from the date they were made available to shareholders shall be automatically allocated to the Reserve Fund. TITLE VII – Liquidation. SECTION 30. In case of dissolution, the corporation shall report such circumstance to the Argentine Central Bank, so that the latter can determine whether it will start liquidation proceedings. Should the referred controlling authority decide not to do so, the Shareholders' Meeting shall appoint a Liquidation Committee and set the remuneration thereof. Such Committee shall carry out the liquidation under supervision of the Supervisory committee, as follows: within thirty days of taking office, it shall take an inventory and prepare a balance-sheet of the corporate equity, to be made available to the partners. The Liquidation Committee must also inform the Supervisory committee, on a quarterly basis, about the status of the liquidation proceedings. Once the corporation’s liabilities, including liquidation expenses, have been extinguished, and provided there are any funds left, the liquidators shall prepare a final balance-sheet and distribution plan; capital shall be reimbursed proportionately, and the remainder shall be distributed among shareholders in proportion to their participation in the corporate capital. The final balance-sheet and distribution plan must be registered with the Public Registry of Commerce.”